UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2021

MEDICAL PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32559	20-0191742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Urban Center Drive, Suite 501, Birmingham, AL 35242

(Address of principal executive offices) (Zip code)

(205) 969-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MPW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On January 6, 2021, the Company and its operating partnership, MPT Operating Partnership, L.P., entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed on Schedule 1 thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 32,000,000 shares of common stock, par value $0.001 per share, of the Company, at a public offering price of $20.05 per share. The Company also granted the Underwriters a 30-day option to purchase up to 4,800,000 additional shares at the public offering price, which the Underwriters exercised in full on January 7, 2021.

The offering of common stock closed on January 11, 2021, resulting in net proceeds to the Company of approximately $711.0 million, after deducting discounts and commissions and estimated offering expenses.

The offering and sale of the shares of common stock were made pursuant to a preliminary prospectus supplement and a final prospectus supplement related to the Company’s effective shelf registration statement on Form S-3 (File No. 333-229103), each of which has been filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and the operating partnership. It also provides for customary indemnification by the Company for losses or damages arising out of or in connection with the sale of the common stock.

The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Company’s securities, including, without limitation, those securities proposed to be offered and sold pursuant to the preliminary prospectus and registration statement described above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 6, 2021, among the Company and MPT Operating Partnership, L.P. and Goldman Sachs & Co. LLC, BofA Securities, Inc., and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

5.1	Opinion of Goodwin Procter LLP regarding the legality of common stock offered

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 8.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: January 11, 2021